Exhibit 10.36

                        AMENDED & RESTATED
                       CONVERSION AGREEMENT

      This amended and restated Conversion Agreement Dated as of December 4, 1995 ("Agreement") between Titan Pharmaceuticals, Inc. ("Titan") and Ingenex, Inc. ("Ingenex")

      WHEREAS, at September 30, 1995, Ingenex had a total of $337,476 of outstanding indebtedness owed to Titan which amount has increased to date; and

      WHEREAS, it is the intention of the parties that Titan will continue to provide loans to Ingenex in the ensuing months in order to enable Ingenex to meet its operating requirements; and

      WHEREAS, Ingenex and Titan believe it is their mutual best interests to provide for the conversion to equity of Ingenex, debt to Titan.

      NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is hereby agreed as follows:

      1.   INTEREST

           (A) All outstanding indebtedness owed to Titan will bear interest at the rate of 9% per annum which will commence accruing on the later of (i) the date of this agreement; or (ii) the date such indebtedness is incurred.

      2.   CONVERSION OF DEBT

           (A) At any time from and after the date hereof until 5:00 p.m. Pacific time on July 3, 1996 (the "Expiration Date"), Titan shall have the right, but not the obligation, to convert up to an aggregate of $1,400,000 of indebtedness, inclusive of accrued interest (the "Titan Debt"), into shares of common stock, $.001 par value, of Ingenex ("Ingenex Common Stock") at a conversion rate of $5.50 per share. The date of such conversion shall be referred to as the "Conversion Date".

           (B) In the event that Ingenex consummated on or prior to the Expiration Date an initial public offering of its securities which includes the sale of warrants to purchase Ingenex Common Stock, for each $5.50 of indebtedness actually converted, Titan shall have the right to purchase for $0.10, a five-year warrant to purchase one share of Ingenex Common Stock at $6.60 per share.

           (C) From and after the Conversion Date - 2, Ingenex shall have no further obligation with respect to the Titan Debt; provided, however, that the foregoing will no way





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affect Ingenex' obligation to repay indebtedness to Titan incurred above and beyond the Titan Debt

      IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date above written.

                               INGENEX, INC.

                               By:/s/  Mark Furth
                                  --------------------------
                               Mark Furth, President


                               TITAN PHARMACEUTICALS, INC.

                               By:/s/ Louis R. Bucalo
                                  ---------------------------
                               Louis R. Bucalo, President